Exhibit 99.1

BioSig Awarded US Patent Claims for its Universal Notch Filter Technology

●	Patent can remove any fixed frequency interfering with original signal of interest preserving critical intracardiac data

●	BioSig now has 56 worldwide fundamental granted/allowed patents in the field of digital signal processing

Westport, CT, February 17, 2023 (GLOBE NEWSWIRE) - BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”) an advanced digital signal processing technology company delivering unprecedented accuracy and precision to intracardiac signal visualization with its proprietary PURE EP™ System, today announced that the US Patent Office has issued a utility patent covering its PURE EP™ universal notch filtering technology.

Patent No. 11,569,853 was issued on January 31, 2023 and is entitled “Universal Notch Filter " and is based on U.S. Application No. 17/591,008 with a priority date of November 8, 2019.  The patent describes and claims systems, methods, and computer program product embodiments of the PURE EP™ System for removing any fixed frequency interfering signal from an input signal without introducing artifacts that are not part of the original signal of interest.

“This latest patent award further demonstrates our commitment to developing technology that protects elaborate cardiac signals and furthers the field of electrophysiology,” said Ken Londoner, Chairman, CEO and Founder of BioSig Technologies, Inc. “PURE EP™ revitalizes the value of the EGM to help EP’s perform insight-based, highly targeted ablation procedures for even the most complex arrhythmias.”

BioSig now has 56 worldwide fundamental granted/allowed, 11 pending U.S. patent applications, and seven European/PCT applications covering its advanced signal processing technology.  The company also has 13 pending patent applications in Asia including China, Korea, Japan and Taiwan.

About The PURE EP™ System

The PURE EP™ System is a combination of hardware and software that enables the real-time acquisition of raw signal data—absent of unnecessary noise or interference—allowing physicians to make informed clinical decisions based on clear and precise data. With the heightened visualization of active signals, the PURE EP™ System is facilitating personalized patient care and innovations in the field of electrophysiology.

About BioSig Technologies, Inc.

BioSig Technologies is an advanced digital signal processing technology company bringing never-before-seen insights to the treatment of cardiovascular arrhythmias. Through collaboration with physicians, experts, and healthcare leaders across the field of electrophysiology (EP), BioSig is committed to addressing healthcare’s biggest priorities — saving time, saving costs, and saving lives.

The Company’s first product, the PURE EP™ System, an FDA 510(k) cleared non-invasive class II device, provides superior, real-time signal visualization allowing physicians to perform insight-based, highly targeted cardiac ablation procedures with increased procedural efficiency and efficacy.

The PURE EP™ System is currently in a national commercial launch and an integral part of well-respected healthcare systems, such as Mayo Clinic, Texas Cardiac Arrhythmia Institute, Cleveland Clinic, and Kansas City Heart Rhythm Institute. In a blinded clinical study recently published in the Journal of Cardiovascular Electrophysiology, electrophysiologists rated PURE EP™ as equivalent or superior to conventional systems for 93.6% of signal samples, with 75.2% earning a superior rating.

The global EP market is projected to reach $16B in 2028 with an 11.2% growth rate.1

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

1 Global Market Insights Inc. March 08, 2022.